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                                                                    Exhibit 23.8
                                                                    ------------

                         Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Eastern Environmental Services, Inc. on Form S-3 of our report dated April 29, 1998, with respect to the consolidated financial statements of Atlantic Waste Disposal, Inc. and subsidiaries as of and for the years ended June 30, 1997 and 1996 appearing in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated April 20, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Richmond, Virginia
June 5, 1998